Exhibit 99.1

NEWS ANNOUNCEMENT	For Immediate Release

SFX ENTERTAINMENT ENTERS INTO DEFINITIVE AGREEMENT WHEREBY

ROBERT F.X. SILLERMAN WILL ACQUIRE ALL OUTSTANDING

SHARES FOR $5.25 PER SHARE IN CASH

NEW YORK — (May 26, 2015) — SFX Entertainment, Inc. (Nasdaq: SFXE) today announced it has signed a definitive merger agreement whereby an affiliate of Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, will acquire all the outstanding common stock of SFX that he does not already own.  Mr. Sillerman owns approximately 37.4 percent of the outstanding common stock of SFX Entertainment.

Under the terms of the agreement, SFX stockholders will receive $5.25 in cash for each share of SFX common stock they hold, in a transaction valued at approximately $774 million.  Stockholders will also be able to elect to retain stock in the Company in lieu of cash, subject to certain conditions and limitations.  The price represents a premium of 42 percent over SFX’s closing share price of $3.70 on February 24, 2015, the last trading day before announcement of the going-private transaction, and a premium of approximately 49 percent over the volume weighted average closing share price during the previous 30 trading days ending February 24, 2015. The terms of the transaction were negotiated by a Special Committee of independent directors.

The SFX Board of Directors, acting on the recommendation of the Special Committee, unanimously approved the merger agreement under which an affiliate of Mr. Sillerman will take the company private, subject to a number of conditions, including receiving the affirmative vote of a majority of the unaffiliated stockholders. Mr. Sillerman recused himself from the Board vote regarding the transaction.

The Special Committee was formed after Mr. Sillerman announced a proposal to acquire all of the outstanding shares of SFX that he does not already own, at a price of $4.75 per share.  The Special Committee retained independent financial and legal advisors, Moelis & Company LLC and Steptoe & Johnson LLP, respectively, to advise it with respect to its consideration of strategic alternatives, the acquisition proposal and the subsequent negotiation of the merger agreement.

The merger agreement provides for a “go-shop” period, during which the Special Committee — with the assistance of Moelis & Company LLC — will actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer alternative proposals. The go-shop period is 45 days. A successful competing bidder whose qualifying proposal is accepted during the go-shop period would bear a $7.8 million (1.5 percent of equity value) termination fee. For a competing bidder whose proposal is accepted after the initial go-shop period, the termination fee would be $15.5 million.  Mr. Sillerman has also agreed to vote his shares in favor of any Superior Proposal (as defined in the merger agreement) that has a value of at least 2.5% more than Mr. Sillerman’s highest offer.

The transaction is subject to other customary conditions, including receipt of required regulatory approvals, in addition to the SFX stockholder approvals described above. The transaction is expected to close before the end of 2015.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see SFX’s Current Report on Form 8-K, which will be filed in connection with this transaction.

Moelis & Company LLC is acting as exclusive financial advisor and Steptoe & Johnson LLP is acting as legal advisor to the Special Committee of SFX’s Board of Directors. Jefferies & Company is acting as financial advisor to Mr. Sillerman, and Fried, Frank Harris, Shriver & Jacobson is acting as legal advisor to Mr. Sillerman.

Additional Information and Where to Find It

SFX plans to file a proxy statement for the solicitation of votes of SFX stockholders to approve the merger. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT SFX AND THE TRANSACTION.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY DECISION REGARDING VOTING ON THE TRANSACTION.  These documents will be made available to SFX stockholders at no expense to them and will also be available for free at the SEC’s website at www.sec.gov.  Additional copies may be obtained for free by contacting SFX at 646 561 6400.

SFX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SFX’s stockholders in connection with the proposed transaction.  Information regarding SFX’s directors and executive officers is available in its Annual Report on Form 10-K, as amended, filed with the SEC.  Other information regarding potential participants in the proxy solicitation will be contained in SFX’s proxy statement filed in connection with the transaction.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals. SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity. SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance, Awakenings, and React Presents, as well as the innovative ticketing services Flavorus and Paylogic.

SFX owns and operates Beatport, the trusted global home of electronic music where fans, DJs, and creators connect, discover, and participate in the evolution of dance music culture. Beatport offers a complete music experience for everyone, everywhere including streaming music, mobile apps and a host of ways for the EMC community to enjoy or download files, attend transformational festivals and events both in person and online, connect with like-minded fans and inspirational artists, and receive news, reviews, and unique insider access.

Forward Looking Statements

This release may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the required stockholder approval may not be obtained; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of SFX may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) SFX may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the risk that Mr. Sillerman may not have sufficient funds to consummate the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of SFX are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, SFX undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Investor Relations Contacts:

Richard Rosenstein

Chief Financial Officer & Chief Administrative Officer

646 561 6400

Joseph Jaffoni

JCIR
212 835 8500

sfxe@jcir.com

Media Contact:

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com

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